Exhibit 10.2

STOCK PURCHASE AGREEMENT FOR VESTIAGE, INC. TIDS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the day of May 25, 2023 by and among Small Cap Compliance, LLC, a company located in Scottsdale, Arizona, (the "Seller"), and Well Profit Holdings Limited, a company located in Hong Kong (the "Purchaser"). The Seller, and the Purchaser are sometimes referred to as the Party and collectively as the "Parties". RECITALS WHEREAS , Seller owns a total of 300 , 000 shares of Convertible Series D Preferred Stock, in Vestiage, Inc . , a Florida corporation ( "F lorida" , the "Company") and wishes to sell 300 , 000 of such shares (the "S hares") . These shares represent the majority control . WHEREAS , the Purchaser wishes to purchase all of the Shares for a total purchase price of $335,000 USO (the "Purchase Price"). WHEREAS , the Seller proposes to sell the Shares to the Purchaser on the terms set forth herein and Purchaser wishes to purchase the Shares from the Seller on the terms set forth herein ; IN CONSIDERATION of the promises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: I. PURCHASE AND SALE AND CLOSING 1. Conditions to Closing . It is agreed that (a) funds consisting of $50,000 of the Purchase Price shall be remitted to the Seller as a refundable deposit upon signing the Agreement, and (b) the remaining Purchase Price of $285,000 will be remitted in 2 payment s ($100,000 2 weeks after submission of depo s it, $185,000 4 weeks after submission of deposit) , and (c) Shares will be transferred and issued in book entry form as follows: Well Profit Holdings Limited 305,000,000 Restricted Common Shares at $.001 300,000 Convertible Series D Preferred Shares at $0.1 2. Termination. In the event the signing and remittance of refundable deposit pursuant to this Agreement is not completed on or before June 2, 2023, this Agreement shall terminate.

2 2. REPRESENTATIONS AND WARRANTIES OF THE SELLER 2.1 The Seller warrants, covenants , and represents to the Purchaser with the intention of inducing the Purchaser to enter into this Agreement that: (a) The Seller represents and warrants that the Shares being sold pursuant to this Agreement represents 100 percent of VEST Convertible Preferred Class D Stock owned by the Seller. (b) Immediately prior to and at the Clo s ing, the Seller has the legal right and authority to sell the Shares to the Purchaser and on the Closing Date and Seller shall transfer the Shares to the Purchaser free and clear of all liens, restrictions, covenants or adverse claims of any kind or character. (c) The Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby and this Agreement has been validly executed by the Seller. (d) The Seller, during the past ninety (90) days, has been a ten percent (10%) or greater shareholder or an " affiliate " of VEST as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"). (e) To the best of Seller' knowledge , information and belief , there are no circumstances that may result in any material adverse effect to VEST or the value of t he Shares that are now in existence or may hereafter arise. (f) The Seller agrees to execute and deliver.such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement. (g) The Seller has reinstated the Company with FLSOS and is currently listed as the Company ' s sole officer and director. (h) The Seller has paid all transfer agent fees and the compan y is current with Securities Transfer Corporation. (i) The Seller submitted the Form 10 for VEST and the Securities and Commission has issued a no additional comment letter.

3 3. REPRESENTATIONS AND WARRANTIES OF IBE PURCHASER 3. I The Purchaser represents and warrants to the Seller with the intention of inducing the Seller to enter into this Agreement that: (a) The Purchaser as the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated and this Agreement has been validly executed by the Purchaser . (b) The Purchaser is acquiring the Shares as principal for the Purchaser ' s own account, for investment purposes only, and not with a view to, or for resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares. 4. MISCELLANEOUS 1. The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement. 2. Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States Dollars. 3. There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified. 4. The notice addresses of the Parties hereto are as follows: Seller: Small Cap Compliance, LLC PO Box 26496 Scottsdale, AZ 85255 Purchaser: Well Profit Holdings Limited Address: I \ \ > l"a........ - e r "1. . 1 L : Q c , Cc ... - - - + . r <: .... <'l ' - \ &.......eA v - ..>"' -- \ .. . A ck. - ..:..... \ , ¼_ 4.5 Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida located in Orange Cqunty , Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

4 6. The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Shares and shall continue in full force and effect for a period of one year. 7. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. 8. Delivery of an executed copy of this Agreement by electronic, facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement. [Signature page to follow.]

IN WITNESS WHEREOF , the parties hereto have executed this Agreement as of date written below. "SELLER" 5 Name: Rhonda Keaveney Small Cap Co _ mpliance , LLC Date: May 26, 2022 Well Profit Holding Lim Name: ::::)t/V \ .."' o \ - Date: May 26 , 2023